EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130065) of Core-Mark Holding Company, Inc. of our report dated September 1, 2005, except for Note 2, as to which the date is May 5, 2006, relating to the financial statements, which appears in this Amendment No. 3 to Form 10.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

May 19, 2006